UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2014
ALIMERA SCIENCES, INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34703	20-0028718
(Commission File No.)	(IRS Employer Identification No.)
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (678) 990-5740
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 22, 2014, Alimera Sciences, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”). The Sales Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will issue and sell through Cowen, acting as sales agent, shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) having an aggregate offering price of up to $35,000,000. The Company has no obligation to sell any Shares under the Sales Agreement. The sale of the Shares by Cowen will be effected pursuant to the Company’s Registration Statement on Form S-3 (Registration Number 333-198044, the “Registration Statement”) by any method permitted by law and deemed to be an “at the market offering” under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the Sales Agreement, each time the Company wishes to issue and sell Shares under the Sales Agreement (each, a “Placement”), it will notify Cowen containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”).
Upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of the Sales Agreement, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.
Pursuant to the Sales Agreement, Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415 of the Securities Act, including without limitation sales made directly on The NASDAQ Global Market, on any other existing trading market for the Common Stock or to or through a market maker. The Sales Agreement provides that Cowen will be entitled to compensation for its services in an amount up to 3.0% of gross proceeds from each Placement.
The Sales Agreement may be terminated by the Company or Cowen at any time upon notice to the other party, or by Cowen at any time in certain circumstances, including but not limited to the occurrence of a material adverse effect on the Company.
The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.
As previously disclosed, the Company has been negotiating with regulatory authorities in France regarding the pricing of ILUVIEN®.  These negotiations have taken longer than previously anticipated, and the Company does not plan to commercially launch ILUVIEN® in France prior to reaching a satisfactory agreement with such regulatory authorities, which the Company does not expect to occur in 2014.  Therefore, the earliest that ILUVIEN® could be launched in France would be 2015, although there can be no assurance that the Company will reach a satisfactory agreement with such regulatory authorities in 2015, if at all.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.53	Sales Agreement by and between Alimera Sciences, Inc. and Cowen and Company, LLC dated September 22, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: September 22, 2014	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.53	Sales Agreement by and between Alimera Sciences, Inc. and Cowen and Company, LLC dated September 22, 2014.